UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2023

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On October 18, 2023, the Board of Directors of Franklin Resources, Inc., a Delaware corporation (the “Company”), adopted an Executive Compensation Clawback Policy (the “Clawback Policy”) in order to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 10D-1 of the Exchange Act and the listing standards of the New York Stock Exchange. Capitalized terms used and not defined herein have the meaning given to them in the Clawback Policy. The Clawback Policy provides for the repayment or forfeiture of Excess Compensation following an Accounting Restatement from persons who served as an executive officer of the Company at any time during the performance period for such Incentive-Based Compensation and who received such compensation during the three fiscal years preceding the date on which the Company is required to prepare an Accounting Restatement.

The foregoing description of the Clawback Policy does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Clawback Policy, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Executive Compensation Clawback Policy of Franklin Resources, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	October 24, 2023	By:	/s/ Beth McAuley O’Malley
		Name:	Beth McAuley O’Malley
		Title:	Assistant Secretary